UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): July 21, 2005

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On July 21, 2005, Horizon Financial Corp. issued its earnings release for the quarter ended June 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated July 21, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: July 21, 2005                 By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                              CONTACTS:     V. Lawrence Evans, Chairman & CEO
                                            Dennis Joines, President & COO
                                            Rich Jacobson, Executive VP & CFO
                                            360.733.3050

NEWS RELEASE
==============================================================================

            HORIZON FINANCIAL EARNINGS PER SHARE UP 19% IN 1Q06
            ---------------------------------------------------

BELLINGHAM, WA - July 21, 2005 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that continued loan growth and net interest margin expansion contributed to a 19% increase in earnings per share in the first quarter of fiscal 2006, compared to the first quarter of fiscal 2005. For the quarter ended June 30, 2005, net income was $3.7 million, or $0.37 per diluted share, compared to $3.3 million, or $0.31 per diluted share for the quarter ended June 30, 2004.

Management will host a conference call today, July 21, at 1:30 pm PDT (4:30 pm
EDT) to discuss first quarter results. The live call can be accessed by dialing (303) 262-2211. The replay, which will be available shortly after the call concludes for three weeks, can be heard at (303) 590-3000, using access code 11032884#.

"Growing earnings per share by 19% and loans by 22% is certainly a good start to our fiscal year," stated V. Lawrence Evans, Chairman and CEO. "Looking toward the next nine months, I anticipate that loan growth will slow as we focus more on managing our growth. While demand for loans remains high, by managing our growth we can preserve asset quality and margins while growing profits."

The strategy of growing prime-based loans to $380 million, representing approximately 44% of the loan portfolio, along with the two prime rate increases in both March and May 2005, contributed to margin expansion in the first quarter. The first quarter fiscal 2006 net interest margin improved to 4.48% compared to 4.34% in the previous quarter and 4.22% in the first quarter of fiscal 2005.

Reflecting the rising interest rate environment and balance sheet management, interest income was up 28% to $15.5 million in the quarter. As a result, net interest income grew 22% to $10.3 million in the first quarter of fiscal 2006, compared to $8.4 million a year ago. Non-interest income remained flat from the first quarter of last year at $1.8 million, with a decline in gains on asset sales offset by a gain from Westward Financial Services.

"Westward, a subsidiary of Horizon Bank that has been developing residential real estate for over 35 years, recently completed a 107 lot residential development," Evans said. "Non-interest income benefited by roughly $320,000, or $210,000 after tax, from the final 11 lot sales that occurred during the quarter."

"Non-interest expense increased 17% to $6.1 million, compared to $5.2 million in the first quarter of fiscal 2005, reflecting the costs associated with operating the Marysville and Lakewood branches, which both opened in the past 9 months," added Dennis Joines, President and COO. "The Tacoma area will be a key component of our growth strategy going forward, although I do not anticipate opening any new branches before calendar year-end. We see ample opportunity for near-term growth with our current infrastructure and will focus on improving efficiencies and profitability throughout our existing network."

The efficiency ratio improved to 50.6% in the most recent quarter, compared to 52.8% in the previous quarter and 51.0% in the first quarter of fiscal 2005. Return on average equity improved to 13.9%, from 12.1% in the first quarter a year ago, and return on average assets (ROA) was 1.47%, compared to 1.51% in the first quarter of fiscal 2005.

"Our efforts to expand our mortgage production continue to be a focus." Joines said. "We have hired a mortgage sales manager, added more than 50 new mortgage products and improved our visibility in the market. As a result of these changes, we expect mortgage production to continue to improve. However, most of those loans are sold into the secondary market and contribute to non-interest income."

Total loan originations were $163 million in the quarter ended June 30, 2005, down 8% from $177 million last year, reflecting the strategy to actively manage growth. Higher-yielding commercial loans accounted for 71% of total production in the most recent quarter, compared to 68% in the first quarter of fiscal 2005. Single-family mortgage loans were at 22% of new originations, down from 26% a year ago, and consumer loans increased slightly in the first quarter of 2006 to 7% of total production, from 6% in the previous year.

"While our portfolio consists largely of commercial loans, we have maintained excellent credit quality," Evans said. "To more accurately reflect our business, we are finalizing the conversion of Horizon Bank to a Washington State-chartered commercial bank, a process I expect will be completed in the next few weeks. This charter change will be completely seamless to our customers, many of whom have thought of Horizon as a commercial bank for years."
                                  (more)

HRZB - 1Q06 Profits Up 13%
July 21, 2005
Page Two

Asset quality remains solid, with non-performing loans (NPLs) and non-performing assets (NPAs) both at $1.3 million at June 30, 2005, representing 0.15% of net loans and 0.13% of total assets. Three months earlier, NPLs and NPAs were $1.5 million. The provision for loan losses was $725,000 in the first quarter of fiscal 2006, bringing the reserve for loan losses to $12.4 million, or 1.48% of net loans.

At the end of June 2005, commercial and commercial real estate loans were 80% of net loans, compared to 79% a year earlier. Residential loans dropped to 15% of loans, from 16% a year ago, while consumer loans stayed flat at 5% of net loans. Total loans increased 22% to $856 million at the end of June 2005, compared to $701 million a year earlier, and total assets grew 17% to $1.0 billion, from $878 million at the end of the first quarter last year. Total deposits increased 14% to $773 million, compared to $680 million at the end of June last year.

"We generally ask our customers for their full banking relationship when they come to us for a loan," Joines said. "In addition, we have a number of new deposit products that will launch later this summer aimed at growing our core deposit base. Deepening our relationships with existing retail and commercial borrowers is a top priority and will help to lower our cost of funds in a competitive market." Non-interest bearing demand deposits, low-cost savings deposits, and money market deposits increased by $16 million over the last 12 months to $319 million at the end of June, while time deposits grew by $77 million in the same time period to $453 million at quarter-end.

In the quarter ended June 30, 2005, Horizon repurchased 126,497 shares at an average price of $19.55. At quarter-end, book value was $10.79 per share, compared to $10.44 a year earlier, and tangible book value was $10.71, up from $10.36 a year ago.

Horizon Financial Corp. is a $1.0 billion, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 18 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.




                                   (more)

HRZB - 1Q06 Profits Up 13%
July 21, 2005
Page Three

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)                                Three months ended June 30,
                                                2005         2004      Change
-----------------------------------------------------------------------------
Interest income:
  Interest on loans                         $    14,703   $    11,065
  Interest and dividends on investment
    and mortgage backed securities                  833         1,113
                                            -----------   -----------
      Total interest income                      15,536        12,178    28%

Interest expense:
  Interest on deposits                            4,163         3,142
  Interest on borrowings                          1,099           589
                                            -----------   -----------
      Total interest expense                      5,262         3,731    41%
                                            -----------   -----------
      Net interest income                        10,274         8,447    22%

  Provision for loan losses                         725           300   142%
                                            -----------   -----------
      Net interest income after provision
        for loan losses                           9,549         8,147    17%

Non-interest income:
  Service fees                                      746           845
  Net gain/(loss) on sales of loans -
    servicing released                              297           335
  Net gain/(loss) on sales of loans -
    servicing retained                               14            10
  Net gain/(loss) on sales of investment
    securities                                       42           317
  Other                                             667           262
                                            -----------   -----------
      Total non-interest income                   1,766         1,769     0%

Non-interest expense:
  Compensation and employee benefits              3,432         3,011
  Building occupancy                                819           643
  Other expenses                                  1,448         1,179
  Data processing                                   218           192
  Advertising                                       170           189
                                            -----------   -----------
      Total non-interest expense                  6,087         5,214    17%

Income before provision for income taxes          5,228         4,702    11%
Provision for income taxes                        1,516         1,428     6%
                                            -----------   -----------
Net Income                                  $     3,712   $     3,274    13%
                                            ===========   ===========
Earnings per share :
  Basic earnings per share                  $      0.37   $      0.32
  Diluted EPS                               $      0.37   $      0.31

Weighted average shares outstanding:
  Basic                                       9,997,738    10,360,624
  Common stock equivalents                      112,588       164,159
                                            -----------   -----------
  Diluted                                    10,110,326    10,524,783
                                            ===========   ===========

                                       (more)

HRZB - 1Q06 Profits Up 13%
July 21, 2005
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   June 30,   March 31,   June 30,   One Year
                                     2005       2005        2004      Change
------------------------------------------------------------------------------
Assets:                          (unaudited)            (unaudited)
 Cash and due from banks         $   26,194   $ 23,250   $ 17,888       46%
 Interest-bearing deposits            5,343      3,907     10,421      -49%
 Investment securities - AFS         61,758     71,825     83,756      -26%
 Investment securities - HTM            370        370        369        0%
 Mortgage-backed securities - AFS    17,737     18,510     22,719      -22%
 Mortgage-backed securities - HTM       792        885      1,398      -43%
 Federal Home Loan Bank stock         7,247      7,218      7,085        2%
 Gross loans receivable             855,552    816,748    701,043       22%
 Reserve for loan losses            (12,448)   (11,767)   (10,534)      18%
                                 ----------   --------   --------
 Net loans receivable               843,104    804,981    690,509       22%
 Loans held for sale                  4,121      4,069      3,278       26%
 Investment in real estate in a
  joint venture                      16,760     17,204          0       n/a
 Accrued interest and dividends
  receivable                          4,633      4,499      3,989       16%
 Property and equipment, net         22,847     22,782     18,785       22%
 Net deferred income tax assets       2,156      2,299      1,596       35%
 Federal income tax receivable            0        330          0       n/a
 Real estate owned                        0          0         63       n/a
 Other assets                        14,896     15,441     15,687       -5%
                                 ----------   --------   --------
   Total assets                  $1,027,958   $997,570   $877,543       17%
                                 ==========   ========   ========

Liabilities:
 Deposits                        $  772,728   $746,849   $679,919       14%
 Other borrowed funds               122,986    119,066     79,833       54%
 Borrowing related to investment
  in real estate in a joint
  venture                            17,096     16,721          0       n/a
 Accounts payable and other
  liabilities                         4,584      5,570      5,848      -22%
 Advances by borrowers for taxes
  and insurance                         215        519        196       10%
 Deferred compensation                1,840      1,821      1,765        4%
 Federal income tax payable           1,185          0      2,403      -51%
                                 ----------   --------   --------
   Total liabilities             $  920,634   $890,546   $769,964       20%

Stockholders' equity:
 Serial preferred stock, $1.00
  par value; 10,000,000 shares
  authorized, none issued or
  outstanding
 Common stock, $1.00 par value;
  30,000,000 shares authorized;
  9,948,787, 10,037,903, and
  10,303,013 shares issued and
  outstanding                         9,949     10,038     10,303       -3%
 Paid-in capital                     54,162     54,737     56,336       -4%
 Retained earnings                   39,626     38,939     37,461        6%
 Accumulated other comprehensive
  income                              3,659      3,382      3,623        1%
 Debt related to ESOP                   (72)       (72)      (144)     -50%
                                 ----------   --------   --------
   Total stockholders' equity       107,324    107,024    107,579        0%
                                 ----------   --------   --------
   Total liabilities and
     stockholders' equity        $1,027,958   $997,570   $877,543       17%
                                 ==========   ========   ========
Intangible assets:
 Goodwill                        $      545   $    545   $    545        0%
 Mortgage servicing asset               271        284        280       -3%
                                 ----------   --------   --------
 Total intangible assets         $      816   $    829   $    825       -1%
                                 ==========   ========   ========

                                      (more)

HRZB - 1Q06 Profits Up 13%
July 21, 2005
Page Five

                                 June 30,       March 31,      June 30,
LOANS                              2005           2005           2004
------------------------------------------------------------------------------
1-4 Mortgage                   (unaudited)                    (unaudited)
 1-4 Family                     $174,995        $174,458        $169,857
 1-4 Family construction          18,120          16,464           5,694
 Participations sold             (61,893)        (65,125)        (63,199)
                                --------        --------        --------
Subtotal                         131,222         125,797         112,352

Commercial construction/land
 development                     183,212         161,006         144,791
Residential commercial RE         70,201          73,397          60,620
Non-residential commercial RE    328,481         323,464         263,413
Commercial loans                  98,476          91,210          86,407
Home equity secured               37,914          35,913          27,798
Other consumer loans               6,046           5,961           5,662
                                --------        --------        --------
Subtotal                         724,330         690,951         588,691
                                --------        --------        --------
Subtotal                         855,552         816,748         701,043
Less:
 Reserve for loan losses         (12,448)        (11,767)        (10,534)
                                --------        --------        --------
Total loans receivable          $843,104        $804,981        $690,509
                                ========        ========        ========

Net residential loans            130,116   15%   124,745   16%   110,747   16%
Net commercial loans              96,661   12%    89,542   11%    84,680   12%
Net commercial RE loans          573,069   68%   549,506   68%   462,224   67%
Net consumer loans                43,258    5%    41,188    5%    32,858    5%
                                ----------------------------------------------
                                $843,104  100%  $804,981  100%   690,509  100%
                                ==============================================


                                 June 30,       March 31,      June 30,
DEPOSITS                           2005           2005           2004
------------------------------------------------------------------------------
Demand Deposits                (unaudited)                    (unaudited)
 Savings                        $ 37,184    5%  $ 40,863    5%  $ 40,583    6%
 Checking                         79,242   10%    83,268   11%    77,168   11%
 Checking - non interest bearing  72,276    9%    63,503    9%    52,406    8%
 Money market                    130,723   17%   134,761   18%   133,655   20%
                                ----------------------------------------------
Subtotal                         319,425   41%   322,395   43%   303,812   45%

CD's
 Under $100,000                  243,227   32%   240,178   32%   245,100   36%
 $100,000 and above              210,076   27%   184,276   25%   131,007   19%
                                ----------------------------------------------
Total CD's                       453,303   59%   424,454   57%   376,107   55%

                                ----------------------------------------------
Total                           $772,728  100%  $746,849  100%  $679,919  100%
                                ==============================================


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HRZB - 1Q06 Profits Up 13%
July 21, 2005
Page Six
                                               Quarter Ended June 30,
CONSOLIDATED FINANCIAL RATIOS                     2005         2004
---------------------------------------------------------------------
Return on average assets                          1.47%        1.51%
Return on average equity                         13.86%       12.08%
Efficiency ratio                                 50.55%       51.04%
Net interest spread                               4.37%        4.06%
Net interest margin                               4.48%        4.22%
Equity-to-assets ratio                           10.44%       12.26%
Equity-to-deposits ratio                         13.89%       15.82%
Book value per share                        $    10.79     $  10.44
Tangible book value per share               $    10.71     $  10.36

                                               Quarter Ended June 30,
RESERVE FOR LOAN LOSSES                           2005         2004
---------------------------------------------------------------------
Balance at beginning of period              $   11,767     $ 10,122
Provision for loan losses                   $      725     $    300
Charge offs (net of recoveries)             $      (44)    $    112
                                            ----------     --------
Balance at end of period                    $   12,448     $ 10,534

                                               Quarter Ended June 30,
NON-PERFORMING ASSETS                             2005         2004
---------------------------------------------------------------------
Accruing loans - 90 days past due                    0          133
Non-accrual loans                                1,287            0
Restructured loans                                   0            0
                                            ----------     --------
Total non-performing loans                       1,287          133
Total non-performing loans/net loans              0.15%        0.02%
REO                                        $         -     $     63
                                            ----------     --------
Total non-performing assets                $     1,287     $    196
Total non-performing assets/total assets          0.13%        0.02%

                                               Quarter Ended June 30,
AVERAGE BALANCES                                  2005         2004
---------------------------------------------------------------------
 Loans                                     $   827,113     $675,607
 Investments                                    90,422      125,556
                                            ----------     --------
   Total interest-earning assets               917,535      801,163

 Deposits                                      750,833      674,058
 Borrowings                                    126,043       68,162
                                            ----------     --------
   Total interest-bearing liabilities          876,876      742,220

Average assets                              $1,012,764     $868,081
Average stockholders' equity                $  107,174     $108,443

                                               Quarter Ended June 30,
WEIGHTED AVERAGE INTEREST RATES:                  2005         2004
---------------------------------------------------------------------
 Yield on loans                                   7.11%        6.55%
 Yield on investments                             3.70%        3.55%
                                            ----------     --------
   Yield on interest-earning assets               6.77%        6.08%

 Cost of deposits                                 2.22%        1.87%
 Cost of borrowings                               3.45%        3.47%
                                            ----------     --------
   Cost of interest-bearing liabilities           2.41%        2.02%